Exhibit 99.8

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

        THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

For legal entities

APPLICATION

FOR ACQUISITION OF SHARES

of Open Joint Stock Company Federal Hydrogeneration Company (JSC RusHydro) (hereinafter also referred to as the Company, the Issuer) (additional issue state registration No. 1-01-55038-E-039D of 02.12.2010)

THROUGH THE EXERCISE OF A PRE-EMPTIVE RIGHT

A person exercising a pre-emptive right (hereinafter referred to as the Applicant) shall be liable for the authenticity of data indicated in this application (hereinafter referred to as the Application) and their compliance with the information in the Register of the Issuer’s Shareholders.

1. Legal entity’s full business name:
2. Legal entity’s place of business:
3. Certificate of State Registration of the Legal Entity:	3.1. Number
3.2. Date
3.3 Registration authority:

4. Certificate of Entering of the Legal Entity in the Unified State Register of Legal Entities (USRLE)	4.1. OGRN (Primary State Registration Number)
4.2. Date
4.3. Issued by

3. The number of shares being acquired: (The number of shares to be acquired shall not exceed the maximum number of additional shares which may be acquired by the person through the exercise of the person’s pre-emptive right for the acquisition of the Issuer’s additional shares).

5.1 In figures
5.2 In words

ATTENTION:

The legislation permits you to acquire fractional shares in the process of the exercise of the pre-emptive right but a fractional share normally does not influence materially the number of votes you have at a general meeting of shareholders, does not significantly increase the sum of dividends payable to you (if dividends are subject to payment to shareholders). At the same time, the disposal of a fractional share may require additional expenses or efforts from you that are normally incommensurate with the advantages of the possession of a fractional share. Therefore, the acquisition of a whole number of shares may be more preferable for you.

6. Taxpayer Identification Number (INN)
7. Sum of money paid for the shares		Indicate the sum, rubles

8. Full postal address:
9. Contact telephone (home telephone, mobile phone):
10. Fax, e-mail:
12. Preferred method of sending a notice to the Applicant:
	☐ by post	☐ by e-mail
12. Bank details of the account for transfer of monetary funds in case of need for money refund	Account holder:
Settlement account No.:
Credit institution’s full business name:
Credit institution’s abbreviated business name:
Place of business:
IIN/KPP (Taxpayer Identification Number /Tax Registration Reason Code):
BIC (Bank Identification Code):
K/c: Correspondent account:

Signature of the person** enjoying a pre-emptive right for the acquisition of shares (the person’s authorized representative):

(position)	(signature) Place of Seal	( )	(surname, name, patronymic)

13. No. of the Applicant’s personal account in the Register of Holders of the Issuer’s Registered Securities or No. of the custody account with the Depositary, to which the acquired securities will be transferred (to be indicated in the event that the Company’s shares are held by the nominee holder)

14. Full business name of the depositary (hereinafter referred to as the First Level Depositary), data on the depositary’s state registration (OGRN, the name of the state registration authority, the date of state registration and making an entry on the depositary in the USRLE), No. of the Applicant’s custody account, No. and date of the depositary agreement concluded between the depositary and the Applicant (in relation to the securities subject to placement). If the Applicant’s custody account is maintained by the nominee holder (in relation to the securities subject to placement), which, in turn, has a deposit account with the First Level Depositary, the Application shall indicate the full business name of the said nominee holder, the data on the state registration of the said nominee holder (hereinafter referred to as the Second Level Depositary), (OGRN, the name of the state registration authority, the date of state registration and making an entry on the depositary in the USRLE).

15. Details of the inter-depositary agreement signed between the First Level Depositary and the Second Level Depositary (and so forth, this information is indicated down to the nominee holder with which the Applicant has a custody account (in relation to the securities subject to placement). No. and date of the depositary agreement signed between the depositary, which is the nominee holder, and the person exercising the pre-emptive right for the acquisition of shares.

16. TO BE FILLED IN AS REGARDS THE PERSON (HEAD OF ORGANIZATION, MANAGER, AUTHORIZED REPRESENTATIVE, ETC.) HAVING SIGNED THIS APPLICATION

Signature of the person** enjoying a pre-emptive right for the acquisition of shares (the person’s authorized representative):

(position)	(signature) Place of Seal	( )	(surname, name, patronymic)

__________________________________________________________________________________________________ Surname, name, patronymic/Full business name of the person having signed this Application

__________________________________________________________________________________________________

__________________________________________________________________________________________________

Acting pursuant to (name and details of the authorizing document)

__________________________________________________________________________________________________

__________________________________________________________________________________________________

for private individuals:

Identification document:
__________________________________________________________________________________________________

Series No. __________________________________________________________________________________________________

Issuing authority, date of issuance

__________________________________________________________________________________________________

__________________________________________________________________________________________________

Date, year and place of birth:

__________________________________________________________________________________________________

Place of residence: ___________________________________________________________________________________

for corporate entities:

Certificate of State Registration of the Legal Entity: No. , date: ,

The registration authority: _____________________________________________________________________________

Certificate of Making Entry in the USRLE (indicate, if available):
OGRN _______________________date of entry __________________________________________________ Issuing authority: _____________________________________________________________________________________
The following documents are attached to this Application: – /Appendix No. / – /Appendix No. / – /Appendix No. / – /Appendix No. /

Dear Shareholder,

1. Please, make sure you have filled in all the recommended fields in the Application form, including your bank details and contact data (telephone, mobile phone, e-mail) as this will facilitate the process of considering your Application.

2. When you pay for the shares, please, take into account the time needed for a credit institution to make payments.

3. Please, sign each sheet of the Application and indicate the date of signing.

Thank you!

Signature of the person** exercising the pre-emptive right for the acquisition of shares (the person’s authorized representative):

( )
(position)	(signature) Place of Seal	(surname, name, patronymic)

Power of Attorney of              , 20     No.

Date              , 20

**	The Application shall be signed by the person enjoying a pre-emptive right for the acquisition of shares (by the person’s authorized representative, with an attached original or notarized copy of a duly executed power of attorney or another document confirming the representative’s powers). and for legal entities it shall have the imprint of a seal.

Signature of the person** enjoying a pre-emptive right for the acquisition of shares (the person’s authorized representative):

(position)	(signature) Place of Seal	( )	(surname, name, patronymic)

For private individuals

APPLICATION

FOR ACQUISITION OF SHARES

of Open Joint Stock Company Federal Hydrogeneration Company (JSC RusHydro) (hereinafter also referred to as the Company, the Issuer) (additional issue state registration No. 1-01-55038-E-039D of 02.12.2010)

THROUGH THE EXERCISE OF A PRE-EMPTIVE RIGHT

A person exercising a pre-emptive right (hereinafter referred to as the Applicant) shall be liable for the authenticity of data indicated in this application (hereinafter referred to as the Application) and their compliance with the information in the Register of the Issuer’s Shareholders.

1. Surname, name, patronymic:
2. Passport data:	2.1. Date, year and place of birth:
2.2. Passport series and No.:
2.3. Date, place of passport issuance, issuing authority:
2.4. Place of residence:

3. The number of shares being acquired:

(The number of shares to be acquired shall not exceed the maximum number of additional shares which may be acquired by the person through the exercise of the person’s pre-emptive right for the acquisition of the Issuer’s additional shares).

3.1. In figures
3.2. In words

ATTENTION:

The legislation permits you to acquire fractional shares in the process of the exercise of the pre-emptive right but a fractional share normally does not influence materially the number of votes you have at a general meeting of shareholders, does not significantly increase the sum of dividends payable to you (if dividends are subject to payment to shareholders). At the same time, the disposal of a fractional share may require additional expenses or efforts from you that are normally incommensurate with the advantages of the possession of a fractional share. Therefore, the acquisition of a whole number of shares may be more preferable for you.

4. INN (Taxpayer Identification Number) (if available):
5. Sum of money paid for the shares		Indicate the sum, rubles.

6. Full postal address:
7. Contact telephone (home telephone, mobile phone):
8. Fax, e-mail:
9. Preferred method of sending a notice to the Applicant:
☐ by post ☐ by e-mail
10. Bank details of the account for transfer of monetary funds in case of need for money refund	Account holder
Settlement account No.
Credit institution’s full business name:
Credit institution’s abbreviated business name:
Place of business:
INN/KPP (Taxpayer Identification Number /Tax Registration Reason Code):
BIC (Bank Identification Code):
K/c: Correspondent account

Signature of the person** enjoying a pre-emptive right for the acquisition of shares (the person’s authorized representative):

(signature)	( )	(surname, name, patronymic)

11. No. of the Applicant’s personal account in the Register of Holders of the Issuer’s Registered Securities or No. of the custody account with the Depositary, to which acquired securities will be transferred (to be indicated in the event that the Company’s shares are held by the nominee holder)

12. Full business name of the depositary (hereinafter referred to as the First Level Depositary), data on the depositary’s state registration (OGRN (Primary State Registration Number), the name of the state registration authority, the date of state registration and making an entry on the depositary in the Unified State Register of Legal Entities), No. of the Applicant’s custody account, No. and date of the depositary agreement concluded between the depositary and the Applicant (in relation to the securities subject to placement). If the Applicant’s custody account is maintained by the nominee holder (in relation to the securities subject to placement), which, in turn, has a deposit account with the First Level Depositary, the Application shall indicate the full business name of the said nominee holder, the data on the state registration of the said nominee holder (hereinafter referred to as the Second Level Depositary), (OGRN, the name of the state registration authority, the date of state registration and making an entry on the depositary in the USRLE).

13. Details of the inter-depositary agreement signed between the First Level Depositary and the Second Level Depositary (and so forth, this information is indicated down to the nominee holder, with which the Applicant has a custody account (in relation to the securities subject to placement). No. and date of the depositary agreement signed between the depositary, which is the nominee holder, and the person exercising the pre-emptive right for the acquisition of shares.

14. TO BE FILLED IN IF THE APPLICATION IS SIGNED BY A REPRESENTATIVE OF THE PERSON exercising the pre-emptive right for the acquisition of shares:

Surname, name, patronymic/ full business name of the Representative of the person exercising the pre-emptive right for the acquisition of Shares:

Acting pursuant to (name and details of the authorizing document):
for private individuals:
Identification document:
Series No.
Issuing authority, date of issuance
Date, year and place of birth

Signature of the person** enjoying a pre-emptive right for the acquisition of shares (the person’s authorized representative):

(signature)	( )	(surname, name, patronymic)

Place of residence ____________________________________________________________________________________

for legal entities:

Certificate of State Registration of the Legal Entity: No. _____________________________, date: _____________________,

__________________________________________________________________________________________________

The registration authority: ______________________________________________________________________________

Certificate of Making Entry in the USRLE (indicate, if available):

OGRN _______________________    date of entry __________________________________________________

Issuing authority: _______________________________________________________________________________________

The following documents are attached to this Application: – /Appendix No. / – /Appendix No. / – /Appendix No. /

Dear Shareholder,

1. Please, make sure you have filled in all the recommended fields in the Application form, including your bank details and contact data (telephone, mobile phone, e-mail) as this will facilitate the process of considering your Application.

2. When you pay for the shares, please, take into account the time needed for a credit institution to make payments.

3. Please, sign each sheet of the Application and indicate the date of signing.

Thank you!

Signature of the person** exercising the pre-emptive right for the acquisition of shares (the person’s authorized representative):

( )
(signature)	(surname, name, patronymic)

Power of Attorney of              , 20     No.

Date              , 20

**	The Application shall be signed by the person enjoying a pre-emptive right for the acquisition of shares (by the person’s authorized representative, with an attached original or notarized copy of a duly executed power of attorney or another document confirming the representative’s powers), and for legal entities it shall have the imprint of a seal.

Signature of the person** enjoying a pre-emptive right for the acquisition of shares (the person’s authorized representative):

(signature)	( )	(surname, name, patronymic)